Exhibit 99.1

PRESS RELEASE

www.verenium.com

55 Cambridge Parkway, Cambridge, MA 02142

617. 674.5300

FOR IMMEDIATE RELEASE

VERENIUM CLOSES SALE OF CELLULOSIC BIOFUELS BUSINESS TO BP

— Company to focus on growing commercial enzyme business —

CAMBRIDGE, Mass., September 2, 2010 – Verenium Corporation (NASDAQ: VRNM), a pioneer in the development and commercialization of high-performance industrial enzyme solutions, today announced the closing of the sale of its cellulosic biofuels business to BP Biofuels North America for $98.3 million, subject to the additional financial terms of the transaction announced on July 15, 2010.

In the transaction, BP acquired the Company’s facilities in Jennings, LA, including the pilot plant and demonstration-scale facility, the San Diego, CA R&D facilities, as well as cellulosic biofuels and cellulosic enzyme technology and related IP. In addition, BP retained select personnel needed to continue the cellulosic biofuels development program. BP also became the sole owner of Vercipia Biofuels and Galaxy Biofuels, the 50-50 joint ventures created by the Company and BP.

Verenium retains its commercial enzyme business, including its biofuels enzyme products, and has the right to develop its own cellulosic enzyme program. Verenium also retains select R&D capabilities, as well as the potential option to access select biofuels technology developed by BP using the technology acquired from Verenium through this transaction.

UBS Investment Bank acted as financial advisor to Verenium in connection with this transaction.

The material terms of the transaction are described in greater detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2010.

About Verenium

Verenium Corporation is a pioneer in the development and commercialization of high-performance enzymes for use in industrial processes. Verenium currently sells enzymes developed using its R&D capabilities to industrial customers globally for use in markets including grain and oilseed processing, biofuels, animal health and nutrition and other specialty industrial processes. Verenium has built a world-class R&D organization renowned for its capabilities in the rapid screening, identification, evolution and bioengineering of novel enzymes that act as catalysts for biochemical reactions. The

www.verenium.com

55 Cambridge Parkway, Cambridge, MA 02142

617. 674.5300

company harnesses the power of nature and uses its unique, patented technology to create products that transform industries by maximizing efficiency while improving environmental performance. For more information on Verenium, visit http://www.verenium.com.

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to Verenium’s post-closing lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2009 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts:

Kelly Lindenboom Vice President, Corporate Communications 617-674-5335 kelly.lindenboom@verenium.com	Sarah Carmody Manager, Corporate Communications 617-674-5357 sarah.carmody@verenium.com